Exhibit 99.B(a)(31)

ING EQUITY TRUST

CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST AND
REDESIGNATION OF SERIES

Effective: October 9, 2007

The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article VIII, Section 8.3, of the Trust’s Amended and Restated Declaration of Trust, dated February 25, 2003, as amended (the “Declaration of Trust”), hereby amend the Declaration of Trust to redesignate one of the existing series of the Trust as follows:

1.               The  “ING Principal Protection Fund IV” is redesignated the “ING Index Plus LargeCap Equity Fund IV.”

IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust and Redesignation of Series.

/s/ John V. Boyer	/s/ Sheryl K. Pressler
John V. Boyer, as Trustee	Sheryl K. Pressler, as Trustee

/s/ Patricia W. Chadwick	/s/ David W.C. Putnam
Patricia W. Chadwick, as Trustee	David W.C. Putnam, as Trustee

/s/ J. Michael Earley	/s/ John G. Turner
J. Michael Earley, as Trustee	John G. Turner, as Trustee

/s/ Patrick W. Kenny	/s/ Roger B. Vincent
Patrick W. Kenny, as Trustee	Roger B. Vincent, as Trustee